UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2012

Interval Leisure Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34062	26-2590997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6262 Sunset Drive, Miami, FL	33143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (305) 666-1861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.

On May 29, 2012, Interval Leisure Group, Inc. (“ILG”) held its annual meeting of stockholders.  The matters on which the stockholders voted, in person or by proxy, were (i) to elect nine directors to serve until ILG’s next annual meeting of stockholders or until their successors are duly elected and qualified, and (ii) to ratify the appointment of Ernst & Young LLP as ILG’s independent registered certified public accounting firm for the fiscal year ended December 31, 2012. The results of the voting are as follows:

Proposal 1 — Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes

Craig M. Nash	45,823,905	1,780,060	2,809,262
Gregory R. Blatt	43,631,570	3,972,395	2,809,262
David Flowers	45,904,209	1,688,756	2,809,262
Gary S. Howard	46,655,376	948,589	2,809,262
Lewis J. Korman	46,443,458	1,160,507	2,809,262
Thomas J. Kuhn	46,444,032	1,159,933	2,809,262
Thomas J. McInerney	45,905,469	1,698,496	2,809,262
Thomas P. Murphy, Jr.	46,594,438	1,009,527	2,809,262
Avy H. Stein	46,655,060	948,905	2,809,262

Each of ILG’s directors was re-elected.

Proposal 2 —Ratify the appointment of Ernst & Young LLP as ILG’s independent registered certified public accounting firm for the fiscal year ended December 31, 2011

Votes For	Votes Against	Abstentions	Broker Non-votes
50,327,552	82,453	3,222	0

The stockholders ratified Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interval Leisure Group, Inc.

By:	/s/ Victoria J. Kincke
Name:	Victoria J. Kincke
Title:	Senior Vice President and
General Counsel

Date:  June 1, 2012